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                                                                    EXHIBIT 4.1

                                                                 EXECUTION COPY

                             eVENTURES GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (This "Agreement") is made and entered into as of April 4, 2000, by and among eVENTURES GROUP, INC., a Delaware corporation (the "Company"), and the persons and entities signatories hereto (collectively, the "Stockholders"), as holders of shares of common stock, par value $0.00002 per share, of the Company ("Common Stock").

                                  WITNESSETH:

         WHEREAS, the Company and the Stockholders have entered into that certain Common Stock Subscription Agreement dated on or about April 4, 2000 (the "Subscription Agreement"), pursuant to which the Stockholders acquired shares of Common Stock (the "Shares") in the amounts set forth on Schedule I hereto; and

         WHEREAS, in connection with the Subscription Agreement, the parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Subscription Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. REGISTRABLE SHARES. For purposes of this Agreement, "Registrable Shares" shall mean, at any time, and with respect to any Stockholder or Qualified Transferee (as defined in Section 9(g) below), any Restricted Securities (as defined below) held by such Stockholder or Qualified Transferee, and "Holder" shall mean any Stockholder or Qualified Transferee holding Registrable Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (1) when such Registrable Shares have been registered under the Securities Act of 1933, as amended or any successor Federal statute (the "Act"), the Registration Statement in connection therewith has been declared effective by the Securities and Exchange Commission or any successor agency thereto (the "SEC") and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) when such Registrable Shares are sold or distributed pursuant to Rule 144 (as defined below), (3) when such Registrable Shares have ceased to be outstanding, or (4) when such Registrable Shares have been transferred to a person or entity other than a Qualified Transferee. For purposes of this Agreement, the term "Restricted Securities" shall mean, at any time and with respect to any Stockholder or Qualified Transferee, the Shares and any Common Stock received on or with respect to any of the Shares, including Common Stock received by way of stock split or stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, which are held by such Stockholder or Qualified Transferee and which theretofor have not been sold to the public pursuant to a Registration Statement or transferred pursuant to Rule 144. For purposes of this Agreement, the term "Registration Statement" shall



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mean any registration statement of the Company which covers any of the
Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus (as defined below) contained therein, all exhibits thereto and all material incorporated by reference therein. For purposes of this Agreement, the term "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein. For purposes of this Agreement, the term "Rule 144" shall mean Rule 144 promulgated under the Act or any successor or similar rule thereto, as may be enacted by the SEC from time to time.

          2. FORM S-3 ELIGIBILITY. The Company hereby covenants and agrees that is shall prepare and timely file all such filings in a timely manner and otherwise as required by the Act, the Exchange Act and the rules and regulations promulgated under the Act and the Exchange Act, from the date hereof and throughout the term of this Agreement.

         3.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. If the Company proposes to register any of its securities under the Act (other than pursuant to (i) a registration solely in connection with an employee benefit or stock ownership plan on Form S-8 or any comparable or successor form, (ii) a registration solely in connection with an acquisition consummated in a manner which would permit registration of such securities to the public on Form S-4 or any comparable or successor form or (iii) a "shelf" or similar registration for use solely in connection with future acquisitions), and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Section 3(b) below, the Company will include in such registration all Registrable Shares that Holders of Registrable Shares request the Company to include in such registration by written notice given to the Company within twenty (20) days after the date of sending of the Piggyback Notice.

                  (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriter or underwriters for such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the securities proposed to be sold by any other persons with registration rights senior to those of the Holders, (iii) third, the securities requested to be included in such registration, including (a) Registrable Shares and (b) other securities held by persons with registration rights equal to those of





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         the Holders, pro rata among the Holders of such Registrable Shares and such persons on the basis of the number of shares owned by each such Holder and each such person, provided that any unused share allocation of any such Holder or such person not fully participating shall be reallocated pro rata among the Holders of Registrable Shares and such persons on the basis of the number of shares being sold by each such Holder and each such person in such registration, and (iv) fourth, other securities requested to be included in such registration.

                  (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration relates to an underwritten public offering of equity securities held solely by other shareholders of the Company's securities and the managing underwriter or underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the persons (as defined below) initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the persons requesting such registration, (ii) second, the securities proposed to be sold by any other persons with registration rights senior to those of the Holders, (iii) third, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of shares owned by each such Holder, provided that any unused share allocation of any such Holder not fully participating shall be reallocated pro rata among the Holders of Registrable Shares on the basis of the number of shares being sold by each such Holder in such registration, and (iv) fourth, other securities requested to be included in such registration.

                 (d) OUTSTANDING REGISTRATION RIGHTS OBLIGATIONS. The Company has provided to the Investors copies of all outstanding agreements under which it may be obligated to register securities of the Company (the "Outstanding Agreements") and/or has directed the Investors to copies of the Outstanding Agreements that have been publicly filed. As the Company understands the terms of the Outstanding Agreements, no person or entity has rights under the Outstanding Agreements that would be "senior" (as that term is used in Sections 3(c) and 3(d)) to those of the Holders hereunder other than the persons and entities listed on Schedule I to that certain Registration Rights Agreement, dated as of September 22, 1999, between the Company and such persons and entities (the "September 1999 Holders"). The Company has granted demand registration rights pursuant to such Registration Rights Agreement and also pursuant to that certain Registration Rights Agreement, dated as of March 10, 2000, between the Company and the persons and entities listed on Schedule I thereto. The September 1999 Holders further must approve any participation by other persons or entities, including the Holders hereunder, in demand registrations undertaken at their request.

         4. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of distribution thereof and will as expeditiously as possible:


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               (i) prepare and file with the Commission a Registration
          Statement with respect to such Registrable Shares on any appropriate form under the Act, which form shall be selected by the Company and shall be available for the sale of Registrable Shares in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus used in connection therewith (and to file the Prospectus, as so supplemented, under Rule 424 under the Act, if required) as may be necessary to keep such Registration Statement effective for a period of up to six (6) months, and comply with the provisions of the Act with respect to the disposition of all securities included in such Registration Statement during such period in accordance with the intended methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

               (iii) furnish to each selling Holder of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder, the Company consents to the use of the Prospectus and any amendment or supplement thereto by a seller of Registrable Shares and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by the Prospectus and any amendment or supplement thereto;

               (iv) notify the selling Holders of Registrable Shares and the managing underwriter or underwriters, if any, promptly and (if requested by any such Stockholder) confirm such advice in writing,
          (A) when a Prospectus, including any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact


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          necessary to make the statements therein, in light of the
          circumstances under which they were made, not misleading;

               (v) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

               (vi) notify each selling Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event referred to in clause (iv)(E) of this Section 4, and, at the request of any such seller, prepare a supplement to such Prospectus or a post-effective amendment to such Registration Statement and furnish to each seller of Registrable Shares a reasonable number of copies of such supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (vii) use its commercially reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

               (viii) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such transfer agent and registrar;

               (ix) cooperate with each seller of Registrable Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Shares are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and in such denominations and registered in such names as each seller of Registrable Shares or the managing underwriters, if any, may request at least two Business Days prior to the sale of Registrable Shares pursuant to the Registration Statement;

               (x) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including using its best



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          efforts to cause its officers to participate in "road shows" and other information meetings organized by the managing underwriter and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (A) make such representations and warranties to each seller of Registrable Shares, and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings; and (B) the Company shall deliver such documents and certificates as may be reasonably requested by each seller of Registrable Shares, and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant hereto and to evidence compliance with any conditions contained in the underwriting agreement or other agreement entered into by the Company;

                (xi) in connection with an underwritten offering, use its commercially reasonable efforts to (A) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; make available for inspection during normal business hours by any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter, attorney or accountant in connection with such registration statement; provided that such underwriters execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by law or by a court or administrative order or
          (2) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                (xii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12)














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         months beginning after the effective date of the Registration
         Statement, in a manner which satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                (xiii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

                (xiv) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable registration statement;

                (xv) cooperate with each seller of Registrable Shares and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.0; and

                (xvi) take all other steps reasonably necessary to effect the registration of the Registrable Shares contemplated hereby.

Notwithstanding anything set forth herein, the Company shall be entitled to withdraw a Registration Statement in its sole and exclusive discretion at any time prior to its becoming effective.

         5.       REGISTRATION EXPENSES.

                  (a) DEFINITION. The term "Registration Expenses" means any expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, listing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses of counsel for the Company (but not the fees and expenses of counsel to the Holders of the Registrable Shares included in such registration) and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions attributable to the Registrable Shares, which shall be paid by the selling Holders out of the proceeds of the offering) and the fees and expenses of any other persons (as defined below) retained by the Company. For purposes of this Agreement, the term "person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated entity and a governmental authority.

               (b) PAYMENT. The Company shall pay the Registration Expenses in connection with any and all Piggyback Registrations.




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6.       INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, such Holder's general and limited partners, officers and directors and each person who controls such Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or
(ii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares.

         (b) INDEMNIFICATION BY HOLDERS. In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

         (c) NOTICE; DEFENSE OF CLAIMS. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder (except to the extent that the indemnifying party is materially prejudiced by reason of such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject




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to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one special and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

         (d) CONTRIBUTION. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Shares or
(ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to each Holder of Registrable Shares and will be limited to the amount by which the net amount of proceeds received by such Holder from the sale of Registrable Shares exceeds the amount of losses, liabilities, damages, and expenses which such Holder has otherwise been required to pay by reason of such statements or omissions.

         (e) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

         (f) UNDERWRITING AGREEMENT. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 6, and the Holder indemnifying or seeking indemnification is a party thereto, the provisions contained in the underwriting agreement shall control.

         (g) NON-EXCLUSIVITY. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any indemnified person under this Section 6 and shall be in addition to any liability which such indemnified person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder, such Holder's title to its Registrable Shares and such Holder's intended method of distribution, and (iii) if requested by the managing underwriter or underwriters or the Demanding Persons (as defined in the Registration Rights Agreement, dated as of September 22, 1999, among the Company and the persons and entities set forth on Schedule 1 thereto), agrees not to sell Registrable Shares or other securities held by such Holder in any transaction other than pursuant to such underwriting for such period following the effective date of the registration statement relating to such underwriting for such period as is determined by either the Board of Directors or the Demanding Persons.

         8.       STOCKHOLDER LOCK-UP; AGREEMENT NOT TO SELL.

                  (a) LOCK-UP AND AGREEMENT NOT TO SELL. Prior to the first annual anniversary of the date hereof, no Holder of Registrable Shares may make any public sale of Registrable Shares (pursuant to a Registration Statement, Rule 144 or otherwise), subject to the following exceptions; provided, however, that (i) all officers, directors and holders of one percent (1%) or more of the diluted equity of the Company (other than (a) those individuals granted stock options by the Company pursuant to the 1999 Omnibus Securities Plan and (b) those individuals to be granted stock options by the Company as set forth on the Schedule of Exceptions to the Subscription Agreement) and all holders of registration rights under other agreements with the Company have entered into similar agreements and
         (ii) any discretionary waiver or termination of the restrictions of any such agreement (including this Agreement) with respect to 0.25% or more (in the aggregate) of the Company's equity securities by the Company, or the managing underwriter, shall apply to all persons subject to such agreements on a pro rata basis.

                  (b) EXCEPTIONS. Nothing herein or in the Subscription Agreement shall prevent a Holder:


                           (i) (A) that is a partnership or corporation from
                  making a distribution of Registrable Shares to the partners or shareholders thereof that are otherwise in compliance with applicable securities laws, so long as such permitted distributees agree to be bound by the terms and conditions of this Section 8; (B) that desires to sell any Registrable Shares in a private transaction in compliance with applicable securities laws from consummating such a sale so long as the purchaser in any private sale agrees in writing to be bound by the restrictions set forth in this Section 8; or (C) that is an individual, from making a transfer of Registrable Shares by gift, will or the laws of descent and distribution, subject to the restrictions set forth in this Section 8; or

                  (ii) from including Registrable Shares in a Piggyback Registration under the terms and conditions set forth in Section 3 above.

9.       MISCELLANEOUS.

         (a)      INFORMATION AND REPORTING.

                  (i) The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Stockholder, provide in writing to such Stockholder and to any prospective transferee of the Registrable Shares of such Stockholder the information concerning the Company described in Rule 144A(d)(4) or any successor rule under the Act ("Rule 144A Information"). The Company's obligations under this Section 9(a)(i) shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

                  (ii) The Company shall timely file such information, documents and reports as the Commission may require or prescribe under
         Section 13 of the Exchange Act. The Company shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. The Company shall promptly upon request furnish any Holder of Registrable Shares (a) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 9(a)(ii) are to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144, should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its commercially reasonable efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Shares in this Agreement, provided, however, that other purchasers of Shares from the Company may become Holders and parties to this Agreement by executing and delivering to the Company a signature page to this Agreement.

         (c) ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares); provided that this Section 9(c) shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue where the effect of such actions or changes on marketability of the Registrable Shares is not material.

         (d) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after being mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  (i) If to the Company, c/o Stuart Chasanoff, 1601 Elm Street, Suite 4000, Dallas, Texas 75201, or at such other address or addresses as may have been furnished in writing by the Company to the Stockholders with a copy to (which shall not constitute notice): White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036,
          Attention: Kevin Keogh, Esq. (Fax: 212-354-8113).

                  (ii) If to a Stockholder, to it at its address as set forth in the Subscription Agreement, or at such other address or addresses as may have been furnished in writing by such Stockholder.

         (e) REMEDIES. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (f) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of a majority of the shares of Registrable Shares; provided that no amendment may be made to Sections 8 that adversely affects the rights of the Holders or to this
Section 9(f) unless agreed upon by the Company and the Holders of all the Registrable Shares, and that provided that no amendment that materially and adversely affects the rights of any Holder shall be made without the consent of such Holder.

         (g) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Stockholder to any transferee (a "Qualified Transferee") that is an Affiliate (as defined below) or, if not an Affiliate, acquires from a Stockholder either (i) 100,000 or more Registrable Shares or (ii) if less than 100,000 Registrable Shares are owned by a Stockholder at the time of a transfer, all of the Registrable Shares owned by such Stockholder, in either case in connection with the permitted transfer of Registrable Shares. Such assignment shall not affect the rights of Holders hereunder which shall remain in full force in accordance with the terms hereof. Any transferring Stockholder shall provide the Company with prior written notice of such transfer(s)/assignment(s); provided, however, that the failure to provide such notice shall not be deemed to preclude assignment hereunder. As used herein, "Affiliate" shall mean (i) a person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a Stockholder or (ii) if a Stockholder is a partnership, a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such any transfer or recertification of Registrable Shares is in accordance with the transferee's interest in such partnership and is without consideration.

         (h) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (i) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

         (j) HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

         (k) GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (l) FURTHER ASSURANCES. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

         (m) COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


                           (Signature Page Follows)

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                             COMPANY:
                             -------

                             eVENTURES GROUP, INC.

                             By: /s/ STUART CHASANOFF
                                 Name:   Stuart Chasanoff
                                 Title:  Vice President -- Business Development,
                                         General Counsel and Secretary







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                 [SIGNATURE PAGE FOR EACH STOCKHOLDER FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                        LIBERTY MEDIA CORPORATION

                        By: /s/ ROBERT R. BENNETT
                            Name:  Robert R. Bennett
                            Title: President and Chief Executive Officer







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                      CHASE EQUITY ASSOCIATES, LP

                      By: Chase Capital Partners, its general partner

                      By: /s/ CHRIS BEHRENS
                          Name:   Chris Behrens
                          Title:  General Partner







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                             PAUL CAPITAL PARTNERS VI, L.P.

                             By: Paul Capital Management, L.L.C., its managing partner

                             By: /s/ DAVID E. PARK
                                 Name:   David E. Park, III
                                 Title:  Managing Member







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                                   PCP ASSOCIATES, L.P.

                                   By: Paul Capital Management, L.L.C.,
                                   its managing partner

                                   By: /s/ DAVID E. PARK
                                       Name:   David E. Park, III
                                       Title:  Managing Member







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                                   BANCBOSTON CAPITAL INC.

                                   By: /s/ LEE J. TESCONI
                                       Name:   Lee J. Tesconi
                                       Title:  Managing Director







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                                   J.F. SHEA CO., INC., as Nominee 2000-59

                                   By: /s/ EDMUND H. SHEA
                                       Name:   Edmund H. Shea, Jr.
                                       Title:  Vice President







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                              BLACKSTONE FAMILY INVESTMENT
                              PARTNERSHIP III L.P.

                              By: Blackstone Management Associates III LLC, its General Partner

                              By: /s/ MARK GALLOGLY
                                  Name:   Mark Gallogly
                                  Title:  Member







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                  BLACKSTONE OFFSHORE CAPITAL
                                  PARTNERS III L.P.

                                  By: Blackstone Management Associates III LLC, its General Partner

                                  By: /s/ MARK GALLOGLY
                                      Name:   Mark Gallogly
                                      Title:  Member








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                 BLACKSTONE CAPITAL PARTNERS III
                                 MERCHANT BANKING FUND L.P.

                                 By: Blackstone Management Associates III LLC, its General Partner

                                 By: /s/ MARK GALLOGLY
                                     Name:   Mark Gallogly
                                     Title:  Member










                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                        THE GOLDMAN SACHS GROUP, INC.

                                        By: /s/ RICHARD A FRIEDMAN
                                            Name:   Richard Friedman
                                            Title:  Vice President








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                            BRAZOS eVENTURES ACQUISITION, LLC

                                            By: /s/ RANDALL S. FOJTASEK
                                                Name:   Randall S. Fojtasek
                                                Title:  President








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                MAVERICK FUND LDC

                                By: /s/ MICHELLE PERRIN
                                    Name:   Michelle Penn
                                    Title:  Controller. Maverick Capital, Ltd.
                                    Fund Advisor








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                 MAVERICK FUND USA, LTD.

                                 By: /s/ MICHELLE PERRIN
                                     Name:   Michelle Perrin
                                     Title:  Controller. Maverick Capital, Ltd.
                                     Fund Advisor









                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                   MAVERICK FUND II, LTD.

                                   By: /s/ MICHELLE PERRIN
                                       Name:Michelle Perrin
                                       Title:Controller. Maverick Capital, Ltd.
                                       Fund Advisor







                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                               EDGEWATER PRIVATE EQUITY FUND III, L.P.

                               By: Edgewater III Management, L.P., its General Partner

                               By: Gordon Management, Inc., its General Partner

                               By: /s/ BRIAN THOMPSON
                                   Name:   Brian Thompson
                                   Title:  Vice President








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                            MOORE GLOBAL INVESTMENTS, LTD.

                                            By: /s/ SAVVAS SAVVINDIS
                                                Name:   Savvas Savvindis
                                                Title:  Director of Operations








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                               REMINGTON INVESTMENT STRATEGIES,
                               L.P.

                               By: /s/ SAVVAS SAVVINDIS
                                   Name:   Savvas Savvindis
                                   Title:  Director of Operations











                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                       MELLON VENTURES II, L.P.

                                       By: MVMA II, L.P., its G.P.

                                       By: MVMA, Inc., its G.P.

                                       By: /s/ J.S. RICHARDSON
                                           Name:   J.S. Richardson
                                           Title:  Managing Director








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                                 FIRST UNION MERCHANT BANKING 2000,
                                 LLC

                                 By: /s/ SCOTT PERPER
                                     Name:   Scott Perper
                                     Title:  Managing Partner








                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                                                     SCHEDULE 1


         STOCKHOLDER                            SHARES OF COMMON STOCK
         -----------                            ----------------------
Chase Equity Associates, LP                            217,391
Paul Capital Partners VI, L.P.                         185,935
PCP Associates, L.P.                                    31,456
BancBoston Capital Inc.                                173,913
J.F. Shea Co., Inc. as Nominee 2000-                   130,435
59
Blackstone Family Investment                            13,044
Partnership III L.P.
Blackstone Offshore Capital Partners                    31,379
III L.P.
Blackstone Capital Partners III                        172,968
Merchant Banking Fund L.P.
The Goldman Sachs Group, Inc.                           86,956
Brazos eVentures Acquisition, LLC                      217,391
Maverick Fund LDC                                      143,109
Maverick Fund USA Ltd.                                   61,805
Maverick Fund II, Ltd.                                   12,477
Edgewater Private Equity Fund III,                     173,914
L.P.
Moore Global Investments Ltd.                          104,348
Remington Investment Strategies,                        26,087
L.P.
Mellon Ventures II, L.P.                               217,391
First Union Merchant Banking 2000,                     326,087
LLC                                                    -------

TOTAL                                                2,326,086